SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 5, 2004
(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact name of Registrant as specified in its charter)

Cayman Islands, B.W.I. (State of incorporation or organization)	0-25248 (Commission File No.)	Not Applicable (IRS Employer Identification No.)

Trafalgar Place, West Bay Road
P.O. Box 1114 GT
Grand Cayman, Cayman Islands, B.W.I.
(Address of principal executive offices)

(345) 945-4277
(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

On January 5, 2004, Consolidated Water Co. Ltd. (the “Company”) completed its tender offer outside the United States to the remaining shareholders of Waterfields Company Limited, a company incorporated under the laws of the Bahamas (“Waterfields”), bringing the Company’s total equity ownership in Waterfields to approximately 91%. Waterfields owns and operates a reverse osmosis seawater desalination plant and sells desalinated water on a take or pay basis to the Water & Sewerage Corporation of the Bahamas, which in turn distributes the water to customers via its own pipeline. The Company paid approximately $6.7 million for approximately 64.7% of the outstanding stock of Waterfields in the tender offer. The Company had previously acquired approximately 26.2% of the outstanding stock of Waterfields in two separate transactions in 2003 for an aggregate of $2.7 million.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements of Business Acquired.

Financial statements relating to the acquisitions described in this Form 8-K, as amended, are not required to be filed pursuant to Rule 3-05(b)(2) of Regulation S-X.

     (b) Pro Forma Financial Information.

Pro forma financial information relating to the acquisitions described in this Form 8-K, as amended, is not required to be filed pursuant to Rule 11-01(b)(1) of Regulation S-X.

     (c) Exhibits.

Exhibit	Exhibit Description

2.1	Tender Offer Announcement by the Company to the Shareholders of Waterfields. (Incorporated herein by reference to Exhibit 2.1 of Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on January 20, 2004).

99.1	Press release announcing the Company’s completion of tender offer for shares of stock in Waterfields. (Incorporated herein by reference to Exhibit 99.1 of Form 8-K as filed with the SEC on January 20, 2004).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.
By:	/s/ Frederick W. McTaggart
	Name:	Frederick W. McTaggart
	Title:	President

Date: March 19, 2004